Exhibit 5.1

Mayer, Brown, Rowe & Maw LLP

190 South LaSalle Street

Chicago, Illinois  60603

Telephone: (312) 782-0600

Facsimile: (312) 701-7711

May 6, 2004

Assured Guaranty Ltd.

30 Woodbourne Avenue

Hamilton, HM 08, Bermuda

Assured Guaranty US Holdings Inc.

1325 Avenue of the Americas - 18th Floor

New York, New York  10019

Re:          Assured Guaranty Ltd.

Assured Guaranty US Holdings Inc.

Registration Statement on Form S-1

Ladies and Gentlemen:

We have represented Assured Guaranty Ltd., a Bermuda company (“Assured Guaranty”), and Assured Guaranty US Holdings Inc., a Delaware corporation (“Holdings”), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-1 (the “Registration Statement”) relating to senior notes (the “Notes”) of Holdings which are fully and unconditionally guaranteed (the “Guarantee”) by Assured Guaranty.

The Notes are to be issued under an indenture (the “Indenture”) among Holdings, Assured Guaranty and The Bank of New York, as trustee,  to be entered into prior to the issuance of the Notes, with certain terms of the Notes to be established by or pursuant to resolutions of the Board of Directors of Assured Guaranty and Holdings as part of the corporate action taken and to be taken relating to the issuance of the Notes.

In rendering the opinions expressed herein, we have examined and are familiar with (i) the Registration Statements as an exhibit to which this opinion will be filed, (ii) the form of Indenture filed as an exhibit to the Registration Statement, (iii) the form of Note filed as an exhibit to the Registration Statement.  We have also examined such other documents and instruments and have made such further investigations as we have deemed necessary or appropriate in connection with this opinion.

Based upon and subject to the foregoing, and having regard for legal considerations which we deem relevant, we are of the opinion that:

(i)            Holdings is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

(ii)           the Indenture (which contains the Guarantee of Assured Guaranty), assuming the due authorization thereof by Assured Guaranty, when duly executed and delivered, will constitute a valid and binding obligation of Holdings enforceable against Holdings and Assured Guaranty in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iii)          the Notes, when duly executed and delivered by Holdings and authenticated in accordance with the Indenture and when payment therefor is received, will constitute valid and legally binding obligations of Holdings entitled to the benefits provided by the Indenture and will be enforceable against Holdings and Assured Guaranty in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

We are admitted to practice in the States of Illinois and New York and our opinions expressed herein are limited solely to the Federal laws of the United States of America and the laws of the States of Illinois and New York, and we express no opinion herein concerning the laws of any other jurisdiction.

The opinions and statements expressed herein are as of the date hereof.  We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law which may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to this firm in such Registration Statement.

Very truly yours,

Mayer, Brown, Rowe & Maw LLP